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                                                                   Exhibit 10.20

                             PLANAR SYSTEMS, INC.

                      NONQUALIFIED STOCK OPTION AGREEMENT


To:  Balakrishnan  Krishnamurthy              Date of Grant: September 27, 1999

     We are pleased to inform you that pursuant to your Employment Agreement dated as of September 24, 1999 with Planar Systems, Inc. (the "Company") the Board of Directors (the "Board") of the Company has awarded you a nonqualified stock option for the purchase of 200,000 shares of the Company's Common Stock (the "Shares") at an exercise price of $6.5625 per share.

1. TERM: The term of the option is ten years from date of grant, unless sooner terminated.

2. VESTING: Except as otherwise provided by the Executive Employment Agreement between you and the Company dated September 24, 1999, the option will vest and become exercisable according to the following schedule: the option will vest with respect to twenty-five percent (25%) of the shares on September 27, 2000 and, thereafter, the option will vest with respect to six and one quarter percent (6.25%) of the Shares on the last day of each fiscal quarter of the Company, beginning with the quarter ending December 31, 2000.

3. EXERCISE: During your lifetime only you can exercise the option. The option may be exercised by the personal representative of your estate, by the beneficiary you have designated on forms prescribed by and filed with the Company, or the beneficiary of your estate following your death. You may use the Notice of Exercise of Nonqualified Stock Option in the form attached to this Agreement when you exercise the option.

4.   PAYMENT FOR SHARES:  The option may be exercised by the delivery of:

     a. Cash, personal check (unless, at the time of exercise, the Company determines otherwise), bank certified or cashier's check;

     b. Unless Compensation Committee of the Board (the "Committee") in its sole discretion determines otherwise, shares of the capital stock of the Company held by you for a period of at least six months having a fair market value at the time of exercise, as determined in good faith by the Board, equal to the exercise price;

     c. A properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price; or

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     d.  Instructions to the Company to withhold from the Shares that would otherwise be issued on the exercise that number of Shares having a fair market value at the time of such exercise equal to the aggregate exercise price of the options being exercised.

5. WITHHOLDING TAXES: As a condition to the exercise of the option, you must make such arrangements as the Company may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise.

6. TERMINATION: If your employment with the Company terminates, and unless by its terms the option sooner terminates or expires, then you may exercise, for a twelve-month period following the termination of your employment, that portion of the option which is exercisable at the time of such termination, but the option will terminate at the end of such period following such termination as to all shares for which it has not theretofore been exercised.

7. DEATH OF OPTIONEE: If you die while having a relationship with the Company or within the 12-month period following cessation of such relationship, and unless by its terms the option sooner terminates or expires, this option may be exercised within one year after your death by the personal representative of your estate or by the person or persons to whom your rights under the option pass (i) by will or by the applicable laws of descent and distribution or (ii) by a designation or transfer, but the option will terminate at the end of such period following your death as to all shares for which it has not theretofore been exercised.

8. TRANSFERABILITY OF OPTION: This option and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution and shall not be subject to execution, attachment or similar process. This option is personal to you and is exercisable solely by you. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of any right or privilege conferred hereby, contrary to the provisions hereof, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby will be null and void. Notwithstanding the foregoing, to the extent permitted by applicable law and regulation, the Company, in its sole discretion, may permit you to (i) during your lifetime, designate a person who may exercise the option after your death by giving written notice of such designation to the Company (such designation may be changed from time to time by you by giving written notice to the Company revoking any earlier designation and making a new designation) or
(ii) transfer the option and the rights and privileges conferred hereby.

9. NO STATUS AS SHAREHOLDER: Neither you nor any party to whom your rights and privileges under the option pass will be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the shares issuable upon the exercise of this option unless and until this option has been exercised.

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10.  CONTINUATION OF RELATIONSHIP:  Nothing in this option will confer upon you any right to continue in the employ or other relationship of the Company, or to interfere in any way with the right of the Company to terminate your employment or other relationship with the Company at any time.

11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION: The aggregate number and class of shares covered by this option and the exercise price per share thereof (but not the total price), will all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

12.  EFFECT OF LIQUIDATION OR REORGANIZATION

     (1) Cash, Stock or Other Property for Stock.  Except as provided in
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subsection (2), upon a merger (other than a merger of the Company in which the holders of shares of Common Stock immediately prior to the merger have the same proportionate ownership of shares of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock, this option will terminate, but you will have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise your option in whole or in part whether or not the vesting requirements set forth in this agreement have been satisfied.

     (2) Conversion of Options on Stock for Stock Exchange.  If the shareholders
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of the Company receive capital stock of another corporation ("Exchange Stock")
in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company), this option will be converted into an option to purchase shares of Exchange Stock. The amount and price of converted options will be determined by adjusting the amount and price of this option in the same proportion as used for determining the number of shares of Exchange Stock the holders of the shares of Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. The converted option will be fully vested whether or not the vesting requirements set forth in this agreement have been satisfied; provided that such acceleration will not occur if, in the opinion of the Company's outside accountants, such acceleration would render unavailable "pooling of interests" accounting treatment for any reorganization, merger or consolidation of the Company for which pooling of interests accounting treatment is sought by the Company.

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13.  FRACTIONAL SHARES:  In the event of any adjustment in the number of shares covered by this option, any fractional shares resulting from such adjustment will be disregarded and the option will cover only the number of full shares resulting from such adjustment.

14. DETERMINATION OF COMMITTEE TO BE FINAL: The administration of this Agreement and all determinations and adjustments referred to herein will be made by the Committee, and its determination as to what adjustments will be made, and the extent thereof and all other determinations, will be final, binding and conclusive.

15. SECURITIES REGULATION: Shares will not be issued with respect to this option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto complies with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed. The Company agrees to register under the Securities Act of 1933 the sale of the Shares to you upon exercise of the option at your request.

     As a condition to the exercise of this option, the Company may require you to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. At the option of the Company, a stop-transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates in order to assure exemption from registration. The Company may also require such other action or agreement by you as may from time to time be necessary to comply with the federal and state securities laws.

     Please execute the enclosed copy of this Agreement and return it to the undersigned.

                              Very truly yours,

                              PLANAR SYSTEMS, INC.


                              By: /s/ William D. Walker
                                  -------------------------------
AGREED AND ACCEPTED:


/s/ Balakrishnan Krishnamurthy
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Balakrishnan Krishnamurthy

Date: September 27, 1999

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                NOTICE OF EXERCISE OF NONQUALIFIED STOCK OPTION

To:  Planar Systems, Inc.

     I, Balakrishnan Krishnamurthy, a resident of the State of Oregon, hereby exercise my nonqualified stock option granted by Planar Systems, Inc. (the "Company") on September 27, 1999 and notify the Company of my desire to purchase shares of Common Stock of the Company (the "Securities") at the exercise price of $6.5625 per share which were offered to me pursuant to said option.

     I hereby represent and warrant that (1) I have been furnished with all information which I deem necessary to evaluate the merits and risks of the purchase of the Securities; (2) I have had the opportunity to ask questions and receive answers concerning the information received about the Securities and the Company; and (3) I have been given the opportunity to obtain any additional information I deem necessary to verify the accuracy of any information obtained concerning the Securities and the Company.


Dated:________________________       ________________________________
                                     Balakrishnan Krishnamurthy

Taxpayer I.D. Number:_________       ________________________________
                                     ________________________________
                                     Address

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                                    RECEIPT


     _____________________ hereby acknowledges receipt from Balakrishnan Krishnamurthy in payment for ________ shares of Common Stock of Planar Systems, Inc., an Oregon corporation, of $_________ in the form of

     [_]  Cash

     [_]  Check (personal, cashier's or bank certified)

     [_] ___________ shares of the Company's Common Stock, fair market value $_______ per share held by the Optionee for a period of at least six months

     Copy of irrevocable instructions to Broker

Date:___________________

                              PLANAR SYSTEMS, INC.


                              By:_______________________


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